UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2005

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2005, Insight Direct Worldwide, Inc. assigned its employment agreement with Dino Farfante to Insight North America, Inc., with the consent of Mr. Farfante. Mr. Farfante will serve as President of Insight North America, Inc.

On March 1, 2005, Insight Direct (UK) Limited amended its Executive Service Agreement with Stuart Fenton to provide that bonuses from and after the third quarter of 2004 will be paid at the rate of two percent of adjusted net earnings of the Insight UK operating segment with such amount increased or decreased, as applicable, for any adjustments pertaining to the Insight UK operating segment which are reflected in the tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles ("GAAP") to non-GAAP financial measures in the quarterly press releases of the results of operations of Insight Enterprises, Inc. Through the second quarter of 2004, Mr. Fenton’s bonus was paid at the rate of two percent of net earnings of the operating segment without these adjustments.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

March 1, 2005	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary